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EXHIBIT A

Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated: October 29, 2007

By:	/s/ Kim M. Silva
Kim M. Silva

Attorney-in-Fact for:

SPO PARTNERS II, L.P. (1)

SPO ADVISORY PARTNERS, L.P. (1)

SAN FRANCISCO PARTNERS II, L.P. (1)

SF ADVISORY PARTNERS, L.P. (1)

SPO ADVISORY CORP. (1)

JOHN H. SCULLY (1)

WILLIAM E. OBERNDORF (1)

WILLIAM J. PATTERSON (1)

PHOEBE SNOW FOUNDATION, INC. (1)

THE ELIZABETH R. & WILLIAM J.

    PATTERSON FOUNDATION (1)

(1)	A Power of Attorney authorizing Kim M. Silva to act on behalf of this person or entity has been previously filed with the Securities and Exchange Commission.